SECURITIES AND EXCHANGE COMMISSION
                      Wasington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        AULT INCORPORATED
     (Exact name of registrant as specified in its charter)

                    Minnesota      41-0842932
         Sate or other jurisdiction    (I.R.S. Employer
          of incorporation or      Identification No.)
                          organization

                     7300 Boone Avenue North
                Minneapolis, Minnesota 55428-1028
      (Address of Principal Executive Offices and zip code)


                        AULT INCORPORATED
            1996 EMPLOYEE STOCK PURCHASE SAVINGS PLAN
                    (Full title of the Plan)

                       Carlos S. Montague
                     7300 Boone Avenue North
                  Minneapolis, MN   55428-1028
                         (612) 493-1900
                  (Name, address, including zip
                    code and telephone number
                      of agent for service)

                            Copy to:

                       Richard A. Primuth
                   Lindquist & Vennum P.L.L.P.
                         4200 IDS Center
                     Minneapolis, MN   55402
                         (612) 371-3211

                      Total Pages - - - 19
                 Exhibits Index on Page - - - 4


                 CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
 Title of       Amount      Maximum     Maximum        Amount of
Securities      to be       Offering    Aggregate      Registration
   to be      Registered   Price Per     Offering          Fee
Registered                   Share        Price

  Common       100,000     $10.00(1)   $1,000,000(1)     $344.83
 Stock, no      shares
 par value

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low transaction prices of the Company's Common Stock on the Nasdaq Small Cap Market on
     May 20, 1996.

PART I

     Pursuant to Part 1 of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.



PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

  a) The Annual Report of the Company on Form 10-K for the fiscal period ended May 28, 1995.

  b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended August 27, 1995, November 26, 1995 and February 25, 1996.

  c) The Definitive Proxy Statement dated August 25, 1995 for the Meeting of Shareholders held on September 26, 1995.

  d) The description of the Company's Common Stock as set forth under "Description of Common Shares" in the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 18, 1983 (Registration No. 2-85224), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article XI of the Registrant's Bylaws provides that the Registrant shall indemnify any person who at any time shall serve or shall have served as a director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person in accordance with, and to the fullest extent permitted by the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it may be amended from time to time.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interest of the corporation. In addition,
Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee by the Board, by special legal counsel, by the shareholders or by a court.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

     Exhibits   Title of Document                       Page

     4.1        1996 Employee Stock Purchase Savings       8
                Plan
     5.1        Opinion of Lindquist & Vennum P.L.L.P.    18
     23.1       Consent of Lindquist & Vennum P.L.L.P.
                included in Exhibit 5.1)
     23.2       Consent of McGladrey & Pullen, L.L.P.     19
     24.1       Power of Attorney (included on signature   6
                page)

Item 9.  Undertakings.

a)   The undersigned registrant hereby undertakes:

  1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, (or the most recent post-effective amendment thereof) which, individually or in aggregate, represents a fundamental change in information set forth in the registration statement;

       iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Minneapolis and the State of Minnesota on the 23rd day of May, 1996.

                         AULT INCORPORATED


                         By /s/  Frederick M. Green
                                Frederick M. Green, President,
                                Chief Executive Officer and
Chairman


                        POWER OF ATTORNEY

     The undersigned officers and directors of Ault Incorporated hereby constitute and appoint Frederick M. Green and Carlos S. Montague, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                   Date
/s/Frederick M.     President,                  April 30, 1996
Green               Chief Executive Officer
Frederick M. Green  and Chairman of the Board
                    (Principal Executive
                    Officer)

/s/ Carlos S.       Vice President,             April 30, 1996
Montague            Chief Financial Officer
Carlos S. Montague  and Controller (Principal
                    Financial Officer and
                    Principal Accounting
                    Officer)

/s/James M.         Director                    May 2, 1996
Duddleston
James M. Duddleston

/s/Delbert W.       Director                    May 1, 1996
Johnson
Delbert W. Johnson

/s/John G.          Director                    May 2, 1996
Kassakian
John G. Kassakian

Eric G. Mitchell,   Director
Jr.

/s/ Edward C. Lund  Director                    May 2, 1996
Edward C. Lund

Matthew A. Sutton   Director